UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 18, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 18, 2015, Qumu Corporation (the “Company”) entered into an agreement (the “Agreement”) with Dolphin Limited Partnership III, L.P., Dolphin Associates III, LLC, and Dolphin Holdings Corp. III (collectively, “Dolphin”). The Company and Dolphin were previously parties to an agreement dated March 18, 2013, as amended on October 31, 2013, that terminated by its terms.

Under the Agreement, if requested in writing by Dolphin, the Company’s Board of Directors will increase the authorized number of directors and appoint Donald T. Netter as a member of the Board of Directors, as well as appoint him to the Governance Committee and Compensation Committee. This request by Dolphin may only be made once, must be made on or before the Initial Standstill Period (which ends on the date that is 10 business days prior to the deadline for the submission of shareholder nominations for the 2016 Annual Meeting pursuant to the Company’s bylaws), and may be made only if Dolphin beneficially owns in the aggregate at least 4.5% of the then outstanding shares of common stock of the Company. If at any time that Mr. Netter is serving on the Board, Dolphin sells common stock such that it ceases to beneficially own in the aggregate at least 4.5% of the then outstanding common stock, Mr. Netter must immediately submit his resignation as a Board member and as a member of any committee upon which he serves. If Mr. Netter is appointed to the Board, he may not be removed by the Board at any time prior to the 2016 Annual Meeting of Shareholders other than for cause or as result of Dolphin selling common stock such that it ceases to beneficially own in the aggregate at least 4.5% of the then outstanding common stock. If Mr. Netter is serving on the Board at such time as the Governance Committee and Board determine Board nominees for the 2016 Annual Meeting of Shareholders, Mr. Netter will be considered using the same standards used for other Board nominees.

Whether or not a request is made, Dolphin agrees to appear in person or by proxy at the Company’s 2015 Annual Meeting of Shareholders and vote all of its common stock in favor of the election of each of the Company’s Board nominees and in accordance with the Board’s recommendation on all other proposals.

Under the Agreement, Dolphin is also subject to standstill obligations until the Initial Standstill Period if a request is not submitted by Dolphin or, if a request is submitted by Dolphin, the later of the Initial Standstill Period or the date Mr. Netter ceases to serve on the Board.

This foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Agreement dated March 18, 2015 among Qumu Corporation and Dolphin Limited Partnership III, L.P., Dolphin Associates III, LLC, and Dolphin Holdings Corp. III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black Chief Executive Officer

Date:  March 20, 2015